Exhibit 99.1

News

HyperFeed Technologies, Inc. 300 South Wacker Drive, Suite 300 Chicago, IL 60606
Primary Contact: Mary Jane Mortell HyperFeed Corporate Communications (312) 322-3599 mmortell@hyperfeed.com

HYPERFEED REPORTS THIRD QUARTER RESULTS

CHICAGO, November 13, 2003 — HyperFeed Technologies, Inc. (NASDAQ: HYPR), a provider of software, ticker plant technologies and managed services to the financial markets industry, reports third quarter results.  The Company reported a $1.2 million net loss, or [$.39] per share, for the three months ended September 30, 2003, compared with a net loss of $0.9 million, or [$.37] per share, for the same period in 2002.  For the nine months ended September 30, 2003, the net loss was $2.7 million or [$.96] per share and for the same time period in 2002, the net loss was $1.8 million or [$.75] per share.

Commenting on the results, Paul Pluschkell, Hyperfeed’s President said, “As a result of declining industry margins and an increasingly difficult competitive environment, HyperFeed made the strategic decision beginning last year to restructure operations.  This decision was also based on the belief that customer requirements were becoming more sophisticated resulting in a demand for products that provided them with greater flexibility and cost control combined with superior content management.  Our proven, in-house ticker plant software and technologies uniquely positioned us with potentially the most competitive product offerings for meeting this demand.  The sale of our consolidated market data feed customers to Interactive Data Corporation after the end of the third quarter, completes the transition to a provider and developer of ticker plant technologies, software and managed services.”

“With long-term revenue for our MEPS and H!BOX products and services from quality customers like Chicago Board Options Exchange, MoneylineTelerate, and now Interactive Data Corporation, we believe that our assessment of the market and our competitive advantages are correct.   Combined with our strong cash position and significantly reduced overhead as a result of the sale of our consolidated market data feed customers, we are in a favorable competitive position that we are working aggressively to capitalize upon.  Our goal is to achieve rapid growth in revenue and earnings from the $7.0 billion dollar market that could utilize our products and services.”

The Company closed the sale of its consolidated market data feed customers with Interactive Data Corporation on October 31, 2003, for $8.5 million.  At closing, $7.0 million in cash was received, with an additional $1.5 million to be realized as milestones are met over the next two years. Concurrently with the asset sale, through a transition services agreement, the Company expects to realize an $8.0 million annual reduction in overhead comprised primarily of communications, data access and labor costs, which are being absorbed by Interactive Data Corporation.  In addition to the gain from the sale, and the overhead reduction, HyperFeed entered into a five-year licensing agreement with Interactive Data Corporation.

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About HyperFeed

HyperFeed Technologies, Inc.’s (NASDAQ:  HYPR) market leading software technology serves as a corporate-wide ticker plant, enabling financial institutions with the flexibility and agility to control their own data sources and data content in a cost-effective manner.  HyperFeed’s MEPS (Managed Exchange Platform Services) and H!BOX products are designed specifically to support real-time market data, data management, data reporting, and value added services for use in delivering and receiving financial content with a competitive edge. Its software can be used with industry-leading APIs, third-party applications or online desktop solutions.  MEPS and H!BOX have flexible licensing models that can fulfill the needs of financial institutions, exchanges, content providers, re-distributors, channel partners and value-added resellers.

Safe Harbor Disclosure

The statements made herein that are not historical in nature are intended to be and are identified as “forward looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, particularly in reference to statements regarding our expectations, plans and objectives.  Forward-looking statements may be impacted by a number of factors, risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements.  Our filings with the Securities and Exchange Commission identify factors that could cause material differences.  Among these factors are our ability to: i) fund our current and future business strategies either through continuing operations or external financing; ii) successfully attract, retain and integrate key employees; iii) compete successfully against competitive products and services; iv) deliver and maintain performance standards according to the terms and conditions of our customer contracts; v) maintain relationships with key suppliers and providers of market data; vi) maintain our existing customer base while diversifying the Company’s presence in the financial institutional marketplace; vii) develop, complete and introduce new product and service initiatives in a timely manner and at competitive price and performance levels; viii) manage the timing of the development and introduction of new products or enhanced versions of existing products; ix) gain the market’s acceptance of new products; x) respond to the effect of economic and business conditions generally.  The Company cautions readers that forward-looking statements, including and without limitation, those relating to the Company’s future business prospects, revenues, working capital, liquidity, income and margin are subject to certain risks and uncertainties that could cause actual results to differ materially from those indicated by the forward-looking statements due to any number of risk factors.

[Tables Follow]

HYPERFEED TECHNOLOGIES, INC. AND SUBSIDIARY

Consolidated Balance Sheets (Unaudited)

September 30, 2003 and December 31, 2002

	September 30, 2003	December 31, 2002
Assets
Current Assets
Cash and cash equivalents	$82,514	$1,096,711
Accounts receivable	369,378	73,290
Notes receivable, less allowance for doubtful accounts of: 2003: $75,000; 2002: $150,000	249,571	199,142
Prepaid expenses and other current assets	187,936	85,893
Assets related to discontinued operations	658,680	1,083,196
Total Current Assets	1,548,079	2,538,232

Property and equipment
Computer equipment	2,281,700	2,834,875
Communication equipment	1,365,102	1,402,652
Furniture and fixtures	82,839	108,947
Leasehold improvements	531,809	531,397
	4,261,450	4,877,871
Less: Accumulated depreciation and amortization	(3,053,823)	(3,373,393)
	1,207,627	1,504,478
Notes receivable, less allowance for doubtful accounts of: 2003: $75,000	99,571	—
Intangible assets, net of accumulated amortization of: 2003: $55,000; 2002: $10,000	125,000	170,000
Software development costs, net of accumulated amortization of: 2003: $2,976,527; 2002: $3,189,313	1,856,670	2,013,703
Deposits and other assets	34,363	69,177
Total Assets	$4,871,310	$6,295,590

Liabilities and Stockholders’ Equity
Current Liabilities
Note payable	$23,011	$—
Accounts payable	375,385	187,441
Accrued expenses	212,855	234,878
Accrued compensation	63,003	72,801
Liabilities related to discontinued operations	2,475,583	3,169,564
Total Current Liabilities	3,149,837	3,664,684

Note payable, less current portion	38,351	—
Deferred rent	291,832	36,089
Total Noncurrent Liabilities	330,183	36,089
Total Liabilities	3,480,020	3,700,773

Stockholders’ Equity
Common stock, $.001 par value; authorized 50,000,000 shares; issued and outstanding 3,047,835 shares at September 30, 2003 and 2,503,069 shares at December 31, 2002	3,048	2,503
Additional paid-in capital	46,054,473	44,585,588
Accumulated deficit	(44,666,231)	(41,993,274)
Total Stockholders’ Equity	1,391,290	2,594,817

Total Liabilities and Stockholders’ Equity	$4,871,310	$6,295,590

HYPERFEED TECHNOLOGIES, INC. AND SUBSIDIARY

Consolidated Statements of Operations (Unaudited)

	For The Three Months Ended September 30,		For The Nine Months Ended September 30,
	2003	2002	2003	2002
Revenue
HyperFeed Services	$363,441	$—	$363,441	$—
HYPRWare Services	115,617	211,494	456,646	716,219
Total Revenue	479,058	211,494	820,087	716,219

Direct Cost of Services
HyperFeed Services	402,136	340,665	1,078,521	1,001,811
HYPRWare Services	—	—	—	—
Total Direct Cost of Services	402,136	340,665	1,078,521	1,001,811

Gross Margin	76,922	(129,171)	(258,434)	(285,592)

Operating Expenses
Sales	208,870	—	341,205	—
General and administrative	693,695	626,155	1,928,735	1,872,753
Product and market development	427,120	363,748	1,292,508	1,052,049
Depreciation and amortization	235,335	439,177	774,771	1,339,543
Total Operating Expenses	1,565,020	1,429,080	4,337,219	4,264,345

Loss from Operations	(1,488,098)	(1,558,251)	(4,595,653)	(4,549,937)

Other Income (Expense)
Interest income	4,492	4,689	10,570	17,215
Interest expense	(855)	—	(1,167)	(2,772)
Net Other Income	3,637	4,689	9,403	14,443

Loss from Continuing Operations Before Income Taxes	(1,484,461)	(1,553,562)	(4,586,250)	(4,535,494)
Income tax benefit	119,075	253,419	742,356	1,062,606
Loss from Continuing Operations	(1,365,386)	(1,300,143)	(3,843,894)	(3,472,888)

Discontinued Operations
Income from discontinued operations, net of tax	187,820	399,724	949,277	1,675,735
Gain on disposition of discontinued operations, net of tax	—	—	221,660	—
Income from Discontinued Operations	187,820	399,724	1,170,937	1,675,735

Net Loss	$(1,177,566)	$(900,419)	$(2,672,957)	$(1,797,153)

Basic and diluted net income (loss) per share:
Continuing operations	$(0.45)	$(0.53)	$(1.38)	$(1.45)
Discontinued operations	0.06	0.16	0.42	0.70
Basic and diluted net loss per share	$(0.39)	$(0.37)	$(0.96)	$(0.75)

Basic and diluted weighted-average common shares outstanding	3,043,805	2,439,765	2,776,315	2,404,814

HYPERFEED TECHNOLOGIES, INC. AND SUBSIDIARY

Consolidated Statements of Cash Flows (Unaudited)

	For The Nine Months Ended September 30,
	2003	2002
Cash Flows from Operating Activities:
Net loss	$(2,672,957)	$(1,797,153)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	774,771	1,339,543
Amortization of software development costs	1,012,547	1,001,811
Gain on disposition of discontinued operations	(362,189)	—
Changes in assets and liabilities, net of effects from dispositions:
Accounts receivable	(296,088)	26,132
Prepaid expenses and other current assets	(103,337)	(37,539)
Deposits and other assets	34,814	7,873
Accounts payable	187,944	110,040
Accrued expenses	(58,352)	(52,996)
Deferred rent	255,743	(27,066)
Unearned revenue	80,000	—
Net cash provided by (used in) continuing operations	(1,147,104)	570,645
Net cash provided by (used in) discontinued operations	(269,465)	1,340,487
Net Cash Provided By (Used In) Operating Activities	(1,416,569)	1,911,132

Cash Flows from Investing Activities:
Purchase of property and equipment	(480,133)	(450,503)
Software development costs capitalized	(868,287)	(1,022,096)
Proceeds from sale of discontinued operations	220,000	—
Provision for doubtful notes receivable	—	(150,000)
Proceeds from sale of restricted cash equivalents	—	250,000
Net Cash Used In Investing Activities	(1,128,420)	(1,372,599)

Cash Flows from Financing Activities:
Proceeds from issuance of common stock	1,469,430	365,360
Issuance (repayment) of notes payable	61,362	(250,000)
Net Cash Provided By Financing Activities	1,530,792	115,360

Net increase (decrease) in cash and cash equivalents	(1,014,197)	653,893
Cash and cash equivalents:
Beginning of the period	1,096,711	607,263

End of the period	$82,514	$1,261,156

Supplemental Disclosures of Noncash Investing Activities:
Note received as consideration for disposition of discontinued operations	$150,000	$—

This release only summarizes the most significant elements in our 3rd quarter results.  For more complete information, we encourage all investors to read our Form 10Q report for the period ended September 30, 2003, which will be filed with the Securities and Exchange Commission today.